SECOND AMENDMENT TO
AGREEMENT OF SALE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE (the “Amendment”) is entered into as of the 23rd day of August, 2013, between THREE WM REAL ESTATE, LLC, THREE WM OPERATING, LLC, FOUR WM REAL ESTATE, LLC, FOUR WM OPERATING, LLC, each a Delaware limited liability company (individually and collectively, the “Seller”) and WOODBURY MEWS III, LLC, WOODBURY MEWS IV, LLC, WOODBURY MEWS LAND PARCELS, LLC (each a Delaware limited liability company (individually and collectively, the “Purchaser”).

RECITALS:

A.           Seller and Purchaser are parties to that certain Agreement of Sale dated June 26, 2013, as amended by that certain First Amendment to Agreement of Sale dated August 9, 2013 (collectively, the “Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, certain real property located at 122 and 124 Green Avenue, Woodbury, New Jersey, as more particularly described in the Agreement.

B.           Seller and Purchaser desire to amend the Agreement, upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.      Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meanings given to them in the Agreement.

2.      The Definition of “Due Diligence Deadline” is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

“Due Diligence Deadline” means 5 P.M. Eastern Standard Time on August ~~23rd~~28th, 2013.

3.      Purchase Price (a) Section 2(a) of the Agreement is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

The purchase price (the “Purchase Price”) for the Property shall be THIRTY NINE MILLION and 00/100 DOLLARS ($39,000,000.00), subject to prorations and the adjustments expressly set forth in this Agreement; provided, however, that if the City adopts a reallocation of the payments under the PILOT Agreement, then the Purchase Price shall be reduced by the PILOT Price Adjustment (as hereinafter defined). The “PILOT Price Adjustment” shall be calculated as follows: (i) the net increase in the annual payments under the PILOT Agreement adopted by the City with respect to Lots 2, 3, 4 and 5 for 2013 shall be divided by 0.077; and (ii) the sum of $30,000 shall be subtracted from the quotient calculated pursuant to clause (i) of this sentence; ; provided, however, that in no event shall the PILOT Price Adjustment be greater than $1,048,000.00. Prior to the expiration of the Due Diligence Period, Seller and Purchaser shall agree on a reasonable allocation of the Purchase Price payable for each individual property described on Exhibit A-2 (each, an “Individual Property”) which shall be allocated in the form set forth on Exhibit B (each such allocated portion, an “Allocated Purchase Price”). In addition, Seller and Purchaser shall agree on a reasonable further allocation of the Purchase Price as between (a) the Land and the Improvements, (b) the Personalty, and (c) the Intangibles prior to the expiration of the Due Diligence Period.

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4.      Management Agreements. Seller, Addit and Purchaser have agreed to the form of Management Agreements attached to this Amendment as Exhibit G, and Seller and Purchaser have waived any right to terminate the Agreement pursuant to Section 4(g) thereof.

5.      Conditions to Closing.

(a)     Section 5(b)(vi) is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

Seller shall have obtained (i) the consent to the assignment of the PILOT Agreement from the City to Purchaser with respect to ~~(i)~~ the Three Land and Four Land, and ~~(ii) only in the event WMA has taken fee ownership of the Adjacent Land,~~ the Adjacent Land, and (ii) an amendment to the PILOT Agreement (or amended and restated PILOT Agreement), including a reallocation of the payments with respect to the Land and the Adjacent Land, each in the form submitted by Seller and Purchaser to the City, without changes that materially and adversely affect the legality, scope or economics thereof, (iii) an ordinance from the City approving the consent and the amendment, and (iv) the twenty (20) day appeal period to the amended PILOT Agreement (the “PILOT Appeal Period”) shall have expired without an appeal by a third party having been filed (or, if any appeal is filed, with such appeal having been conclusively adjudicated in favor of the PILOT Amendment or settled in a manner acceptable to Purchaser, in its reasonable discretion.

(b)    Section 5(b)(ix) is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

Seller shall have caused Capital Funding Group, Inc. ~~Capital Health Group, LLC~~ (the “Guarantor”) to execute and deliver the guaranty in the form attached as Exhibit D to this Agreement (the “Guaranty”) and the Income Support Agreement in the form annexed as Exhibit P to this Agreement (the “Income Support Agreement”).

(c)    Section 5(b)(xii) shall be created to read as follows:

No party shall have filed a motion to vacate the judgments in the Tax Foreclosure Actions or exercised a statutory right of redemption on the Adjacent Land on or before September 25, 2013, or if any such motion is filed or exercise occurs, the matter is conclusively resolved in a manner that insures, in Purchaser’s reasonable discretion, that the Three Land and Four Land continue to receive the benefit of the easements contain in Deed Book 4843, Page 193.

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6.      Section 5(c) shall be created to read as follows:

If the conditions to Closing set forth in this Section 5 have not been fulfilled or waived (as provided for above) as of December 31, 2013, Purchaser or Seller, in their sole discretion, may elect to terminate this Agreement, in which case the Deposit shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except as otherwise provided herein.

7.      Section 9(a) is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

Closing Date. The closing of the sale of the Property (“Closing”) shall take place at 1:00 p.m. (New York time) at the office of Escrow Agent or at another place mutually agreed upon by the parties, or by mail, on ~~the later of (i) the first Business Day occurring thirty (30) days after the Due Diligence Deadline September 25th, 2013, or (ii)~~ the first Business Day occurring ~~fifteen (15) days~~ after all conditions to Closing in Section 5 have been satisfied or waived in accordance with Section 5) (“Closing Date”), or such earlier date as to which the parties have mutually agreed; provided, however, in no event shall the Closing Date occur after ~~October~~ December 31, 2013. For the purpose of allocating revenue and expense, the parties agree that 12:01 a.m. (New York time) on the day of Closing shall be the cut-off time. The parties shall not attend the Closing in person and shall close the transaction contemplated by this Agreement through escrow with Escrow Agent pursuant to written closing escrow instructions, which instructions shall be reasonably satisfactory to Seller and Purchaser, and shall be consistent with the terms hereof.

8.     Exhibits. Seller and Purchaser acknowledge that they have agreed upon the form of Interim Licensure Arrangements attached to this Amendment as Exhibit K and the form of Income Support Agreement attached to this Amendment as Exhibit P, and the foregoing exhibits are hereby incorporated into the Agreement.

9.     Future Approvals. Seller hereby agrees to reasonably cooperate with Purchaser in connection with the pursuit by Purchaser after the Closing of approvals or agreements from the City of Woodbury with respect to the development of the Adjacent Land and capital improvements to the Three Land and Four Land, including without limitation, a new financial agreement with the City of Woodbury with respect to the Adjacent Land and the Three Land and Four Land; provided, however, Seller shall not be obligated to take any action which would increase Seller’s obligations or liabilities or result in a out-of-pocket cost to Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against all costs, claims, damages or liabilities incurred by Seller in connection with or by reason of Seller’s cooperation pursuant to this Section 9 or any approvals or agreements from the City obtained by Purchaser pursuant to this Section 9. The provisions of this Section 9 shall survive the Closing.

10.   Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

11.  Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

(signature page to follow)

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IN WITNESS WHEREOF, the Purchaser has executed this Amendment on the date first above written.

PURCHASER:

Woodbury Mews III, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

Woodbury Mews IV, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

Woodbury Mews Land Parcels, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

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IN WITNESS WHEREOF, the Seller has executed this Amendment on the date first above written.

SELLER:

THREE WM REAL ESTATE, LLC, a Delaware limited liability company

By:	WMRE THREE, LLC, a Delaware limited liability company, its sole member and manager

	By:	CHG WMRE, LLC, a Delaware limited
liability company, its manager

By: /s/ Ken Assiran
Name:Ken Assiran
Title: President

THREE WM OPERATING, LLC,
a Delaware limited liability company

By:	WMRE THREE, LLC, a Delaware limited liability company, its sole member and manager

	By:	CHG WMRE, LLC, a Delaware limited
liability company, its manager

By: /s/ Ken Assiran
Name:Ken Assiran
Title:President

[SIGNATURES CONTINUE ON FOLLOWING PAGE.]

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SELLER:

FOUR WM REAL ESTATE, LLC, a Delaware limited liability company

By:	WMRE FOUR, LLC, a Delaware limited liability company, its sole member and manager

	By:	CHG WMRE, LLC, a Delaware limited
liability company, its manager

By: /s/ Ken Assiran
Name:Ken Assiran
Title: President

FOUR WM OPERATING, LLC,
a Delaware limited liability company

By:	WMRE FOUR, LLC, a Delaware limited liability company, its sole member and manager

	By:	CHG WMRE, LLC, a Delaware limited
liability company, its manager

By: /s/ Ken Assiran
Name: Ken Assiran
Title:President

EXHIBIT B

PURCHASE PRICE ALLOCATION

Facility	Amount
Three Facility	$___________
Four Facility	$___________
[OTHER ALLOCABLE ITEMS]	$___________
TOTAL PURCHASE PRICE	$

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EXHIBIT G

FORM OF MANAGEMENT AGREEMENT

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EXHIBIT K

FORM OF INTERIM LICENSURE ARRANGEMENTS

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EXHIBIT P

INCOME SUPPORT AGREEMENT

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